Exhibit 99.1
Omni Bio Announces Progress of BioMimetix Pharmaceutical
BioMimetix To Develop New Therapy for Cancer and Radiation Therapy
DENVER, CO, January 17, 2012 — Omni Bio Pharmaceutical, Inc. (“Omni Bio”) (OMBP.ob), a clinical-stage biopharmaceutical company, today announced a progress report of a new antioxidant molecule being developed by BioMimetix Pharmaceutical, Inc. (“BioMimetix”), of which Omni Bio is currently the largest shareholder.
BioMimetix is a recently formed biopharmaceutical company and intends to develop a new class of compounds of higher potency from previous metalloporphyrin antioxidant mimetics for the treatment of various diseases including radiation toxicity, a frequent side effect of cancer treatment using radiation therapy. BioMimetix is the exclusive licensee of a 2010 issued patent owned by Duke University directed to this new class of compounds. BioMimetix believes that its current development compound, BMX-001, has significantly higher potency than earlier generation compounds. BioMimetix’s initial targeted indication for BMX-001 is in glioblastoma, an aggressive brain tumor. Other targeted indications may include radiation therapy in the treatment of head and neck cancer and the treatment of morphine tolerance.
Dr. James Crapo, chief executive officer of Omni Bio and BioMimetix, commented, “We are pleased to communicate that BioMimetix is progressing on plan in its first year of development of a new class of mangano porphyrin (MP) antioxidant mimetics. BioMimetix was successfully launched in July 2011 with its first year capital needs adequately funded. It is proceeding through the GMP synthesis phase of its new molecule, BMX-001, and its goal is to complete preclinical development to enable an IND to be filed and the initiation of human studies in 2012.”

About Omni Bio
Omni Bio Pharmaceutical (www.omnibiopharma.com) is a clinical-stage biopharmaceutical company that has licensed potential new indications for an existing FDA approved drug — Alpha-1 antitrypsin (AAT). Omni Bio’s lead development program has been funding research and a human clinical trial to evaluate the effectiveness of AAT in the treatment of Type 1 diabetes. The Company also intends to commence a new human clinical Type 1 diabetes trial as well as human clinical trial using AAT for the treatment of bone marrow transplantation disease. Novel discoveries made at the University of Colorado Denver indicate that AAT has the potential to address a variety of indications in the areas of diabetes, transplant rejection and bacterial and viral disorders.
About BioMimetix
Omni Bio is a significant investor in BioMimetix, a recently formed biopharmaceutical corporation. BioMimetix is the exclusive licensee of an issued patent owned by Duke University, and intends to develop a new class of compounds for the treatment of various diseases including radiation toxicity during the treatment of cancer using radiation therapy.
Forward-Looking Statements
Some of the statements made in this press release are forward-looking statements that reflect management’s current views and expectations with respect to future events, including the operations of BioMimetix. These forward-looking statements are not a guarantee of future events and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual events to differ materially from those expressed or implied by the statements. These risks and uncertainties are based on a number of factors, including but not limited to the business risks disclosed in our SEC filings, especially the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Omni Bio Pharmaceutical, Inc.	WestMountain Asset Management
Bob Ogden
Chief Financial Officer — Investor Relations	Steve Anderson — Public Relations
(720) 488-4708	(970) 212-4770
Email — investor_relations@omnibiopharma.com	Email — ir@westmountainam.com

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